Ex99-37

FILED
in the Office of the
Secretary of State of Texas
AUG 14 2001
Corporations Section

                                               ARTICLES OF AMENDMENT
                                          TO THE ARTICLES OF ORANIZATION
                                                        OF
                                            TORO ENERGY OF INDIANA, LLC

         In accordance with the provisions of the Texas Limited Liability Company Act, and in accordance with
Section 11.5 of the Regulations of Toro Energy of Indiana, LLC (the "Company"), the Company hereby amends its
Articles of Organization as follows:

1.       Article Three of the Articles of Organization is hereby amended to read in its entirety as follows:

                                                    "ARTICLE THREE

         The purpose for which the Company is organized is to construct, own, operate and maintain facilities for the delivery of landfill gas produced from the McBeth Road Landfill located in Fort Wayne, Indiana, and to take all actions incident thereto."

2.       The date of adoption of the amendment is August 14, 2001.

3.       The amendment has been approved by a majority of the managers in accordance with section G of article
         2.23 of the Texas Limited Liability Company Act.

         IN WITNESS WHEREOF, these Articles of Amendment have been executed on this 14th day of August, 2001.

                                                                                      /s/ Paul Kaden
                                                                                      Paul Kaden, President/Manager